Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

AMENDED AND RESTATED LETTER OF CREDIT FACILITY AGREEMENT, dated this 17th day of June, 2010.

BETWEEN:

(1)	GREENLIGHT REINSURANCE, LTD., a company incorporated under the laws of the Cayman Islands (the “Applicant”); and

(2)	BUTTERFIELD BANK (CAYMAN) LIMITED, as successor by novation to Unicredit Bank Cayman Islands Ltd. (f/k/a Bank Austria Cayman Islands Ltd.) (the "Issuer").

WHEREAS:

(A)
The Applicant and Unicredit Bank Cayman Islands Ltd. (f/k/a Bank Austria Cayman Islands Ltd.) (the “Original Issuer”) entered into the Letter of Credit Facility on June 6, 2007 (the “Original Agreement”).

(B)
Pursuant to the deed of novation, dated as of December 15, 2008 (the “Deed of Novation”), the Original Issuer transferred to the Issuer its rights and obligations under (i) the Original Agreement (as so novated by the Deed of Novation and heretofore amended, the “Existing Letter of Credit Agreement”, and as amended herein and as may be further amended, supplemented or modified from time to time, this “Agreement”), (ii) the Security Agreement, dated as of June 6, 2007, between the Applicant and the Original Issuer (as so novated by the Deed of Novation and amended and restated by an amended and restated security agreement of even date herewith (the”Amended and Restated Security Agreement”) and as may be further amended, supplemented or modified from time to time, the “Security Agreement”), and (iii) the Control Agreement, dated as of June 6, 2007 (as so novated by a novation agreement dated December 15, 2008 (the “Novation Agreement”) and as may be amended, supplemented or modified from time to time, the "Control Agreement" and, together with this Agreement and the Security Agreement, the "Finance Documents"), among the Applicant, the Original Issuer and Goldman, Sachs & Co. (the "Securities Intermediary").

(C)	Each of the Applicant and the Issuer wishes to amend and restate the Existing Letter of Credit Agreement in its entirety on the terms set forth in this Agreement.

NOW THEREFORE the parties hereto hereby agree as follows:

Section 1.	DEFINITIONS

The following terms, as used herein, have the following meanings:

"Affiliate" of a person means any other person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common control with that person.

“Annual Financial Statements” means the most recent consolidated financial statements of Greenlight Capital Re Ltd. and the Applicant audited by an independent certified public accountant in accordance with GAAP.

"Base Rate" means, for any day, ½ of 1% in excess of the Federal Funds Rate for such day.

"Business Day" means any day that is not a Saturday, Sunday or legal holiday in the State of New York or the Cayman Islands nor a day on which banking institutions chartered in the United States are legally authorized to close.

"Collateral" means the Account and all Account Property (each as defined in the Control Agreement).

"Control" a person is deemed to control any other person if it has the ability to direct the management or policies, or cause the dissolution, merger, consolidation, sale of assets or change in control, of such person (and "Controlled" shall be construed accordingly).

“Correspondent Bank” means any correspondent bank of the Issuer approved by the National Association of Insurance Commissioners for that purpose that the Issuer may specify to the Applicant from time to time.

"Debt" means all obligations of the Applicant to repay money or to pay the deferred purchase price of assets or services, all indebtedness evidenced by notes, bonds, debentures or similar obligations, all obligations (whether or not contingent) in respect of letters of credit, and all guarantees of obligations of others of the foregoing types; provided that, notwithstanding anything to the contrary contained herein, Debt shall not include (x) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business, (y) unsecured current liabilities (including trade or other accounts payable) incurred in the ordinary course of business with a due date that is not more than 90 days after the date such indebtedness is originally incurred, other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments (except as described in clause (x) above) or (z) any obligations under any reinsurance agreement or primary policy issued by the Applicant.

"Default" means any event or condition which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

"Event of Default" means any of the events specified in Section 11.

“Facility Limit” has the meaning specified in Annex I hereto (as such Annex I may be amended, supplemented or otherwise modified from time to time with the consent of the Applicant and the Issuer).

"Federal Funds Rate" means, for any day, the rate set forth in the Federal Funds Statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal funds (effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean (as determined by the Issuer) of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day quoted to the Issuer by three leading brokers of Federal funds transactions in New York City selected by the Issuer.

“Financial Statements” means the Annual Financial Statements and the Quarterly Financial Statements.

“GAAP” means generally accepted United States accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

"Letter of Credit" means any standby letter of credit substantially in the form of Exhibit B, issued pursuant to this Agreement by the Issuer or by a Correspondent Bank for the account and at the request of the Applicant during the period from the date hereof to the Termination Date (as extended from time to time).

“Letter of Credit Fee” has the meaning specified in Annex I hereto (as such Annex I may be amended, supplemented or otherwise modified from time to time with the consent of the Applicant and the Issuer).

"Outstanding Indebtedness” means all monies, obligations and liabilities whatsoever, whether for principal, interest or otherwise, in whatever currency, which may now or at any time in the future be due, owing or incurred by the Applicant to the Issuer or to a Correspondent Bank, whether actual or contingent and whether alone, severally or jointly as principal, guarantor, surety or otherwise and in whatever name or style and whether on any current or other account or in any other manner whatsoever under or pursuant to this Agreement and/or any other Finance Documents, including (without limitation) any Drawdown Reimbursement Obligation (as defined below).  For the avoidance of doubt Outstanding Indebtedness shall be considered Secured Obligations as defined in the Security Agreement.

“Quarterly Financial Statements” means the most recent quarterly unaudited consolidated financial statements of each of the Applicant and Greenlight Capital Re Ltd. prepared in accordance with GAAP.

"Stated Amount" means, at any time, the maximum amount available at such time to be drawn under any issued and outstanding Letter of Credit.

"Subsidiary" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly owned, Controlled or held by such person or by such person and one or more other Subsidiaries of such person.  Unless otherwise specified herein, the term "Subsidiary" shall be a reference to a Subsidiary of the Applicant.

"Termination Date" means June 30, 2011, which Termination Date shall be automatically extended by 364 days beyond the then effective Termination Date unless (i) a Default or Event of Default has occurred and is continuing or (ii) the Issuer or the Applicant delivers a written notice of termination to the other party at least ninety (90) calendar days prior to the then effective Termination Date.

Section 2.	TERMS AND AMOUNT OF LETTER OF CREDIT.

At the request of the Applicant, the Issuer from time to time, on any Business Day during the period from and including the date hereof to but excluding the Termination Date, shall, or shall cause a Correspondent Bank to, issue Letters of Credit, provided that the Applicant has satisfied at such time all of the conditions to issuance thereof set forth in clauses (a) through (d) below.  The Applicant may request that a Letter of Credit be issued by completing, executing and delivering to the Issuer an application therefor substantially in the form of Exhibit A hereto (the “Application”); provided that on the date of receipt of such Application and the date of issuance of the related Letter of Credit (a) the representations and warranties set forth in Section 5 (Representations and Warranties) are true and correct in all material respects; (b) no Default or Event of Default shall have occurred and be continuing or will result from the issuance of the requested Letter of Credit, (c) the expiry date specified therein shall not be later than one year after the date on which such Letter of Credit is proposed to be issued (except as otherwise provided in such Letter of Credit), and (d) the Stated Amount of all Letters of Credit outstanding under this Agreement together with all unreimbursed amounts due hereunder shall not exceed the Facility Limit.  To the extent of any inconsistency between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Application, the terms, conditions and provisions of this Agreement shall prevail.

Notwithstanding anything herein to the contrary, the Applicant's obligations under this Agreement shall not expire or be otherwise terminated until such time as all Outstanding Indebtedness has been paid in full.

Section 3.	DRAWDOWN REIMBURSEMENT OBLIGATIONS.

(a)           In the case of any drawing made under a Letter of Credit, the Issuer shall promptly, and in any event no later than two (2) Business Days following the date of the related drawing, notify the Applicant of such drawing and upon receipt of such notification, the Applicant shall promptly, and in any event no later than two (2) Business Days following the date of such notification, reimburse the Issuer for the amount of the disbursement related to such drawing together with accrued interest thereon, if any, as provided herein (each, a “Drawdown Reimbursement Obligation").

(b)           The unpaid amount of any Drawdown Reimbursement Obligation shall bear interest, from the date of the drawdown of the related Letter of Credit until the earlier of the Business Day that the Applicant reimburses the Issuer for the amount so drawn by 5:00 p.m. (New York City time) or the date that the Issuer exercises its rights of offset under the Security Agreement, at a rate per annum (for actual days elapsed on the basis of a 360-day year) equal to the sum of the Base Rate and 2.5%; provided, however, that if any drawdown of a Letter of Credit is repaid by the Applicant in immediately available funds by no later than 5:00 p.m. (New York City time) on the date that notice of such drawdown is received by the Issuer to the Applicant, no interest shall accrue and be payable in respect of any such drawing.

Section 4.	LETTER OF CREDIT FEE.

(a)           Letter of Credit Fee. The Applicant will pay to the Issuer the applicable Letter of Credit Fee with respect to any Letter of Credit issued by the Issuer or by a Correspondent Bank and outstanding during the relevant period.  This fee shall be computed on a daily basis for the period from the date of issuance of any Letter of Credit to the expiration date of such Letter of Credit, provided that for any partial year the Letter of Credit Fee shall be prorated on the basis of the number of days to expiry divided by a 360-day year.  The Letter of Credit Fee is due and payable quarterly in arrear on the last Business Day of each of March, June, September and December, commencing in June 2010, through the Termination Date with the final payment to be made on the Termination Date.

(b)           Payments Net of Taxes.  All payments under this Agreement will be payable to the Issuer free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than those imposed on the overall net income of the Issuer ("Taxes").  If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement will be increased to the amount which after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to the Issuer the amount stated to be payable under this Agreement.  If any of the Taxes specified in this subsection (b) are paid by the Issuer, the Applicant will, upon demand of the Issuer, reimburse the Issuer for such payments, together with any interest and penalties which may be imposed by the governmental agency or taxing authority.  A certificate as to the amount of such payment or liability setting forth in reasonable detail the basis for calculation of such amount delivered to the Applicant by the Issuer shall be conclusive absent manifest error.

(c)           Change in Law. If the adoption after the date of issuance of any Letter of Credit hereunder of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer with any such authority, central bank or other agency, has or would have the effect of reducing the rate of return on the Issuer’s capital as a consequence of its obligations under any Letter of Credit to a level below that which the Issuer could have achieved but for such adoption, change or compliance by an amount deemed by the Issuer to be material, the Applicant shall within ten days after demand by the Issuer pay to the Issuer, on written demand, such additional amount or amounts as will compensate the Issuer for such reduction with respect to any affected issued and outstanding Letter of Credit. Any additional costs in respect of any further Letter of Credit issued will be reflected in the quote offered by the Issuer upon application for a Letter of Credit by the Applicant.

(d)           Fees and Expenses. Except as provided in this clause, the Applicant will not be liable for any other charges and expenses, legal or otherwise, paid or incurred by the Issuer in connection with a Letter of Credit unless agreed to in advance by Applicant in writing. Notwithstanding the foregoing sentence, the Applicant shall reimburse the Issuer: (i) for 50% of the legal fees paid by the Issuer in connection with the preparation, negotiation and finalization of this Agreement and the Amended and Restated Security Agreement; and (ii) upon request, for any reasonable out-of-pocket expenses, including reasonable fees and disbursements of legal counsel, incurred in connection with the maintenance or enforcement of the Finance Documents, the Collateral and any Letter of Credit, or any amendment or modification thereof.

Section 5.   REPRESENTATIONS AND WARRANTIES.  The Applicant represents and warrants to Issuer on the date hereof (and shall be deemed to represent and warrant on any date on which an Application is received and on any date on which a Letter of Credit is issued in accordance with Section 2, clause (a) that such representations and warranties are true and correct in all material respects with the same effect as though made on and as of such respective dates, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects  on and as of such earlier date), as follows:

(a)           Existence.  The Applicant is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is duly qualified to do business, including reinsurance and insurance business, in the Cayman Islands and in each jurisdiction in which the ownership of its property or the nature of its business makes such qualification necessary and where the failure to so qualify will have a materially adverse effect on the financial condition of the Applicant and its ability to perform its obligations under this Agreement and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (including a current license to carrying on insurance business issued by the Cayman Islands Monetary Authority), except where the failure to do so would not have a material adverse effect on the financial condition of the Applicant or its ability to perform its obligations under this Agreement.

(b)           Power and Authority.  The execution, delivery and performance by the Applicant of this Agreement are within the Applicant's powers, have been duly authorized by all necessary action, do not contravene or constitute a default (i) under any provision of applicable law or regulation; (ii) under any provision of the Applicant’s Memorandum and Articles of Association; or (iii) of any judgment, injunction, order or decree binding on the Applicant or its property, and do not result in or require the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)           Approvals. No further approval, authorization, consent, order, notice to or filing or registration with the Cayman Islands Monetary Authority or any other governmental authority or any public board or body (other than such as have been obtained and are in full force and effect) is legally required with respect to the entering into and performance by the Applicant of its obligations under this Agreement.

(d)           Enforceability. This Agreement and any related documents to which the Applicant is a party, including the Amended and Restated Security Agreement, have been or will be duly executed and delivered, and are, or upon execution will be, valid and legally binding obligations of the Applicant, enforceable against the Applicant in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies.

(e)           Financial Statements.   The Financial Statements fairly present the financial condition of Greenlight Capital Re Ltd. and the Applicant, respectively, as at the dates thereof and for the results of operations for the periods indicated therein.  Since the dates of the Annual Financial Statements most recently delivered to the Issuer pursuant to Section 7(a), there has been no material adverse change in the financial condition or operations of Greenlight Capital Re Ltd. or the Applicant not disclosed in such Financial Statements.

(f)           No Breach.  The consummation of the transactions contemplated hereby and the execution, delivery and performance of this Agreement will not violate or constitute or result in a material breach of or a default under any mortgage, deed of trust, lease, loan or security agreement, corporate charter, articles, or bylaws, as applicable, or any other instrument to which the Applicant is a party or by which it may be bound or affected.

(g)           Pending Action.  There is no action, suit or proceeding pending against, or to the Applicant’s knowledge, threatened against the Applicant or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would have a material adverse effect (actual or prospective) on the Applicant’s business, properties or financial position or which seeks to terminate or calls into question the validity or enforceability of this Agreement.

Section 6.	OBLIGATIONS ABSOLUTE

Except as hereinafter provided, the obligations of the Applicant under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

(a)           Any lack of validity or enforceability of any Letter of Credit except if such lack of validity or enforceability shall be the result of any action or omission of the Issuer;

(b)           Any amendment or waiver of, or any consent to, this Agreement;

(c)           The existence of any claim, set-off, defense or other rights which the Applicant may have at any time against the Beneficiary (as defined in Exhibit B) or any transferee of a Letter of Credit (or any person for whom the Beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, or any unrelated transaction; provided that nothing in this Section 6 shall prevent the assertion of any such claim by separate suit or counterclaim;

(d)           Any statement in any certificate or any other document presented to the Issuer under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e)           Payment by the Issuer under any Letter of Credit against presentation of a draft or certificate does not strictly comply with the terms of such Letter of Credit except if such payment constitutes the gross negligence or willful misconduct of the Issuer;

(f)           Any notice of nonrenewal of a Letter of Credit sent by Issuer to the Beneficiary not being received on time or at any time by the Beneficiary;

(g)           Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, other than resulting from Issuer's gross negligence or willful misconduct; or

(h)           Any delay, extension of time, renewal, compromise or other indulgence agreed to by the Issuer, without notice to or approval of the Applicant in respect to any of the Applicant's indebtedness to the Issuer under this Agreement.

Section 7.	COVENANTS

By its execution and delivery of this Agreement, the Applicant covenants and agrees that for so long as any obligation under this Agreement or any Letter of Credit issued by the Issuer remains outstanding:

(a)  Annual Financial Statements. The Applicant will, upon written request by the Issuer, furnish to the Issuer as soon as possible, but in any case within 120 days, the Annual Financial Statements relating to Greenlight Capital Re Ltd. and the Applicant after the end of each of its fiscal years;

(b)  Quarterly Financial Statements.  The Applicant will, within a reasonable time after written request by the Issuer, furnish to the Issuer, as soon as possible but in any case within forty-five (45) days after the end of each of the Applicant’s and Greenlight Capital Re Ltd.’s fiscal quarters, the Quarterly Financial Statements (including, in each case, at least a balance sheet and a statement of income) in respect of such fiscal quarter;

(c)  Information.  The Applicant will, and will procure that Greenlight Capital Re Ltd. will, within a reasonable time after written request by the Issuer, furnish to the Issuer:  (i) any financial or other information reasonably requested by the Issuer; and (ii) (to be requested by the Issuer not more frequently than once in any calendar year) a certificate of the Applicant's authorized representative, chief executive or financial officer or the Applicant's independent public accountants, as specified by the Issuer, by written notice to the Applicant that, as of the date of such certificate, no Default or Event of Default has occurred and is then continuing;

(d)  Notices to Issuer.  The Applicant will notify the Issuer promptly, but in any event no later than two Business Days, after the Applicant becomes aware of (i) the occurrence of any Default or Event of Default; or (ii) any event, condition, situation or set of circumstances (including any in respect of a contract, lease, commitment, litigation, contingent liability, or employee benefit plan) which has, or may reasonably be expected to have, a material, adverse effect upon the Applicant's financial condition or business operations, or its ability to perform its obligations under this Agreement, in writing setting forth the details of such occurrence;

(e)  Conduct of Business; Maintenance of Existence. The Applicant will (i) preserve, renew and keep in full force and effect its existence, and the rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business, including maintaining its insurance license with the Cayman Islands Monetary Authority, except where the failure to do so would not have a material adverse effect on the financial condition or business operations of the Applicant or its ability to perform its obligations under this Agreement; (ii) not make any change in its present method of conducting business that could have a material adverse effect on the financial condition or business operations of the Applicant or its ability to perform its obligations under this Agreement; and (iii) not change its name, close its offices at the address set forth in Section 14 or change its principal place of business without notice to Issuer thirty (30) days in advance thereof;

(f) Ranking of Obligations. The Applicant’s payment obligations hereunder shall at all times rank at least pari passu in terms of priority of payment with all other present and future unsecured payment obligations of the Applicant;

(g) Compliance with Laws. The Applicant will comply with all applicable laws, including the laws of the Cayman Islands and any and all applicable ordinances, rules, regulations, and requirements of any Cayman Islands or other governmental authority with jurisdiction over the Applicant in respect of any of its business, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, provided, however, that the foregoing shall not require compliance with any such law, ordinance, rule, regulation and/or requirement so long as failure to comply shall not have a material adverse effect on the financial condition of the Applicant and its ability to perform its obligations under this Agreement;

(h) Transactions with Affiliates:  The Applicant will not enter into any transaction of any sort with any Affiliate without the approval of the Issuer; provided that the Applicant may, without the approval of the Issuer, enter into transactions with any Affiliate on terms which are commercially reasonable and no less favorable than would be obtained in a comparable arm’s length transaction with an unrelated third party; and

(i) Restrictions on Merger, Sale of Asset. The Applicant will not enter into any merger, consolidation or amalgamation unless the Applicant shall be the continuing or surviving corporation following the consummation thereof.

Section 8.	CONTINUING OBLIGATIONS.

The respective obligations of the Applicant and the Issuer under this Agreement shall be irrevocable and binding upon each of them and their respective successors and assigns, except that the Applicant may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Issuer, such consent not to be unreasonably withheld.

The Issuer may transfer any Letter of Credit to a different office or branch thereof, provided that (i) the Issuer shall have obtained the prior written consent of the Applicant to any such transfer (at all times other than during the existence of an Event of Default), which consent shall not be unreasonably withheld by the Applicant, and (ii) any such transfer shall not be objectionable to the Beneficiary of such Letter of Credit.

Section 9.	LIABILITY OF THE ISSUER.

Neither the Issuer, any Correspondent Bank nor any of its employees, affiliates, agents, officers or directors shall be liable to the Applicant for: (a) the use which may be made by the Applicant or Beneficiary of a Letter of Credit or the proceeds of any drawing thereunder; (b) the validity, sufficiency or genuineness of any documents presented to the Issuer with respect to a drawing made under a Letter of Credit; provided, however, that such documents do not appear to be invalid, insufficient, fraudulent or forged on their face; or (c) any other circumstances resulting in the payment or nonpayment by the Issuer of any amounts drawn under a Letter of Credit, except in the case of the gross negligence, bad faith or willful misconduct of the Issuer or any of its employees.

The Applicant agrees to indemnify the Issuer and each Correspondent Bank, and their respective affiliates, directors, officers, representatives and agents from and against all claims,

liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against any of them by any person in any way relating to or arising out of (x) this Agreement or any default under or breach of this Agreement or any other Finance Document by the Applicant; and (y) any action taken or omitted by the Applicant under this Agreement or any other Finance Document or any exercise or enforcement of rights or remedies under this Agreement or any other Finance Document; provided that the Applicant will not be liable to an indemnified party to the extent any liability results from that indemnified party's gross negligence, bad faith or willful misconduct.   Payment by an indemnified party will not be a condition precedent to the obligations of the Applicant under this indemnity. This Section 9 will survive any request for a Letter of Credit, the incurrence and repayment of any Outstanding Indebtedness, any novation, transfer or assignment and the termination of this Agreement.

Section 10.	MODIFICATION OF DRAFTS AND CREDITS.

Any extension of maturity of a Letter of Credit, any increase in the Stated Amount of a Letter of Credit, or any other modification of the terms of a Letter of Credit or drafts drawn thereunder, shall be made only in writing signed by the Applicant and the Issuer, and (except for increases in the Stated Amount) approved by the Beneficiary in each instance.  This Agreement shall continue to be binding upon the Applicant and the Issuer with respect to such Letter of Credit or draft so extended, increased or otherwise modified and with respect to any action taken by the Issuer in accordance with such extension, increase or other modification.

Section 11.	EVENTS OF DEFAULT

The Issuer (x) shall cease to be under any further commitment to the Applicant and (y) may declare all Outstanding Indebtedness immediately due and payable if any of the following events (each an “Event of Default”) occur:

(a)
failure to pay on the due date the Letter of Credit Fee in accordance with clause 4(a) of this Agreement and continuance of such failure for a period of five (5) Business Days following the Issuer's notice thereof to the Applicant;

(b)
failure to pay or satisfy any Drawdown Reimbursement Obligation on the day any notification is received by the Applicant from the Issuer of a drawing made under a Letter of Credit and the continuance of such failure for a period of five (5) Business Days;

(c)
the Applicant shall fail to pay any other Outstanding Indebtedness (other than any payment obligations referenced to in clauses 11(a) and (b) above) when and as due and payable and such failure continues for a period of five (5) Business Days following the date the Issuer gives notice thereof to the Applicant;

(d)
the Applicant does not comply with Clause 4.1(b)(ii) of the Security Agreement and such non-compliance continues for a period two (2) Business Days following the date the Issuer gives notice thereof to the Applicant;

(e)
the Aggregate Adjusted Market Value (as defined in the Security Agreement) is an amount equal to or less than the Stated Amount and such deficiency continues for a period of one (1) Business Day following the date the Issuer gives notice thereof to the Applicant;

(f)
if the Applicant or any one or more of its Subsidiaries (such that, regardless of the size of such Subsidiary, the occurrence of any of the following could reasonably be expected to have a material adverse effect on the Applicant) shall voluntarily or involuntarily become the subject of any insolvency, bankruptcy, reorganization, merger or similar proceedings, or shall make an assignment for the benefit of its creditors or if a trustee, receiver or custodian is appointed in respect of all or a substantial part of the assets of the Applicant or any of its Subsidiaries and in the case of an involuntary insolvency, bankruptcy, reorganization or similar proceeding such proceeding remains undismissed, undischarged or unstayed for a period of sixty (60) days;

(g)
a representation or warranty made or deemed to be repeated by the Applicant to the Issuer under any of the Finance Documents, shall have been false or misleading in any material respect as of the date such representation or warranty is made or deemed to be repeated;

(h)
any attachment, execution or levy is made in respect of any part of the Collateral, the Collateral becomes subject to any lien, charge, assignment, encumbrance or security interest (other than any lien, charge, assignment, encumbrance or security interest created pursuant to or permitted by this Agreement or any other Finance Document) or the Issuer ceases for any reason to have a first priority perfected security interest in any Collateral;

(i)
the Applicant shall default in the payment when due (subject to any applicable grace period) of any other Debt if (i) the effect of such default is to accelerate the maturity of such indebtedness or obligation or to require the prepayment thereof or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause any such Debt to become due prior to its stated maturity and (ii) the aggregate amount of Debt of the Applicant which is accelerated or becomes so due and payable, or which (subject to any applicable grace period) may be accelerated or otherwise become due and payable, by reason of such default or defaults is $500,000 or more;

(l)
the Applicant does not comply with any other term of this Agreement or any other Finance Document and  such non-compliance continues for a period of ten (10) Business Days following the date the Issuer gives notice thereof to the Applicant or the date the Applicant becoming aware of the non-compliance; and

(m)
one or more final and non-appealable judgments or decrees is entered against the Applicant or any of its Subsidiaries involving in the aggregate a liability (not fully paid or covered by insurance) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged or stated or bonded pending appeal within sixty (60) days form the entry thereof.

Section 12.	GOVERNING LAW; JURISDICTION; APPOINTMENT OF AGENT; VENUE.

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Cayman Islands in respect of any dispute arising out of this Agreement.

Section 13.	NOTICES.

Notices and demands hereunder shall be in writing and will be sufficient if delivered by email, hand, overnight courier service, with air charges prepaid, by first class mail postage prepaid, or by tested cable, or facsimile transmission, at the following addresses, or to such other address as the recipient shall have designated to the sender by written notice hereunder.

If to the Applicant:

Greenlight Reinsurance, Ltd.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands

Attention:      Tim Courtis
Telephone:     (345) 745-4573
Fax:                  (345) 745-4576
Email:               tim@greenlightre.ky
    sherry@greenlightre.ky
                         greenlightre@greenlightre.ky

If to the Issuer:

Butterfield Bank (Cayman) Ltd.
12 Albert Panton Street,
PO Box 705,
Grand Cayman, KY1-1107,
Cayman Islands.

Attention:      Paul Peene, Relationship Manager, Corporate Banking
Telephone:    (345) 815-7664
Fax:                  (345) 815-7959
Email:               paul.peene@butterfieldgroup.com
      corporate@butterfieldgroup.com

Section 14.	AMENDMENTS AND WAIVERS

This Agreement may only be amended by a written instrument, executed by each of the parties hereto.  No waiver of any provision of this Agreement nor consent to any departure by the Applicant therefrom shall in any event be effective unless the same shall be in writing and signed by the Issuer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 15.	NO WAIVER; REMEDIES

No failure on the part of the Issuer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

Section 16.	SEVERABILITY.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severed herefrom and ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. If under any relevant law any of the requirements, occurrences, circumstances, Events of Default or other matters referred to herein are not applicable as described, there shall be deemed to have been substituted therefor a reference to the requirements, occurrences, circumstances, Events of Default or other matters which under the relevant law is analogous thereto or most closely corresponds thereto.

Section 17.	ENTIRE AGREEMENT.

This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties relating to the subject matter hereof, whether written or oral. No course of prior dealing among the parties hereto, no usage of the trade, nor oral or written representations of any kind and no parol evidence of any nature shall be used or relevant to supplement, explain or modify any terms used herein.

Section 18.	COUNTERPARTS.

This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 19.	FURTHER ASSURANCES.

The Applicant agrees to take such actions and to execute and deliver any additional documents that may be reasonably necessary to carry out the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREENLIGHT REINSURANCE, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

By: /s/ Bart Hedges
Name: Bart Hedges
Title: President & CUO

BUTTERFIELD BANK (CAYMAN) LIMITED

By: /s/ Paul Peene
Title: Relationship Manager

By: /s/ Michael McWatt
Title: Deputy Managing Director

ANNEX I

Facility Limit:                                      $60,000,000.

Letter of Credit Fee:
A non-refundable fee equal to (i) with respect to any Letter of Credit issued by the Issuer, 60 basis points (0.60%) per annum on the Stated Amount of each such Letter of Credit issued and outstanding during the relevant period and (ii) with respect to any Letter of Credit issued or confirmed by a Correspondent Bank, 75 basis points (0.75%) per annum on the Stated Amount of each such Letter of Credit issued and outstanding during the relevant period.

EXHIBIT A
Draft Form of Application for Standby Letter of Credit

                                                                                                                                                     Butterfield Bank (Cayman) Limited
Cayman Islands
APPLICATION FOR STANDBY LETTER OF CREDIT

Paying Bank:	Letter of Credit Reference No.

Advising Bank (Name and Address): Butterfield Bank (Cayman) Limited [_____________________] [_____________________]	Applicant: Greenlight Reinsurance, Ltd. 65 Market Street, Suite 1207 Jasmine Court, Camana Bay P.O. Box 31110 Grand Cayman, KY1-1205 Cayman Islands
Beneficiary (Name and Address)	Amount (In specific currency): USD
Expiry Date and Place: [●], 20xx

This Application is for the issuance of a standby letter of credit under and subject to the terms and conditions of the Amended and Restated Letter of Credit Agreement dated as of June ___, 2010 (the "Letter of Credit Agreement") between Butterfield Bank (Cayman) Limited and the Applicant.

Subject to the following terms and conditions, please issue your irrevocable Letter of Credit (hereinafter called the "Credit") to be available by the beneficiary's draft(s):

Drawn at sight on:

☐       Butterfield Bank (Cayman) Limited

☐       [_________________________]
   (Name and Address of Paying Bank, if any)

Accompanied by Beneficiary's written statement that the amount of any draft(s) drawn hereunder represent funds due and payable because of the following reasons  (select one):

☒ Applicant of the Credit has failed to comply with terms or conditions of a contract described as: [●]

☐	Applicant of the Credit has been awarded a contract under an offer to bid and has failed to become a party to the contract related thereto (describe):

☐
It has become necessary for the Beneficiary bank or other financial entity to make payment under its undertaking issued on behalf of Applicant of this Credit, with an expiration date of                             , at its counters, in favor of                    , in relation to

☐	Description of transaction if other than described above:

☒	Automatic extension available unless 30-day notification of non-renewal or termination of the Amended and Restated Letter of Credit Agreement, with an initial expiration date of [●], 20xx

☐	All banking charges, other than charges of Butterfield Bank (Cayman) Limited,
are for account of:	☐ Beneficiary	☒ Applicant

Transmit the Credit by:
☒Cable/SWIFT                                           ☐Airmail                      ☐Courier Service

All drafts and documents called for under the Credit are to be delivered by the negotiating or paying bank to Butterfield Bank (Cayman) Limited, Cayman Islands by airmail in a single mailing.

GREENLIGHT REINSURANCE, LTD. By: Name: Title:	________________ Date

By: Name: Tim Courtis Title: CFO	_______________ Date

EXHIBIT B
Form of Letter of Credit

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER CREDIT NUMBER:  [ASSIGNED BY ISSUER/CORRESPONDENT BANK]

APPLICANT:
COMPANY NAME
STREET ADDRESS
CITY, STATE, ZIP

BENEFICIARY:
COMPANY NAME
STREET ADDRESS
CITY, STATE, ZIP
CONTACT NAME/ATTN PARTY
PHONE NUMBER

IRREVOCABLE LETTER OF CREDIT NUMBER (BUTTERFIELD LC NUMBER)

WE HAVE ESTABLISHED THIS CLEAN, IRREVOCABLE, AND UNCONDITIONAL LETTER OF CREDIT IN YOUR FAVOR FOR USDX.XX (AMOUNT IN WORDS) EFFECTIVE AS OF (DATE).

WE UNDERTAKE THAT THE DRAWINGS UNDER THIS LETTER OF CREDIT WILL BE HONORED UPON PRESENTATION OF YOUR DRAFT TO (CORRESPONDENT BANK) AT (ADDRESS) PRIOR TO THE EXPIRATION DATE HEREOF.  IF YOU CHOOSE, YOU WILL BE ABLE TO DRAW ON THIS LETTER OF CREDIT MORE THAN ONCE, WITHOUT AMENDMENT, PROVIDED THAT THE SUM OF THE AMOUNTS THAT YOU HAVE DRAWN DOES NOT EXCEED THE AMOUNT OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT, IS PRESENTABLE AND PAYABLE AT THE OFFICE OF (CORRESPONDENT BANK) WITH THE NOTATION NUMBER (BUTTERFIELD LC NUMBER) ISSUED BY BUTTERFIELD BANK (CAYMAN) LIMITED, AND EXPIRES AT THE COUNTERS OF (CORRESPONDENT BANK) ON (EXPIRY DATE). THIS CREDIT CANNOT BE REDUCED, MODIFIED OR REVOKED WITHOUT YOUR CONSENT, EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED.

THE TERM 'BENEFICIARY' INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR.

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON (CORRESPONDENT BANK), INDICATING OUR CREDIT NUMBER (BUTTERFIELD LC NUMBER) AND (CORRESPONDENT BANK)’S REFERENCE NUMBER NO. SXXXXXXXX FOR ALL OR ANY PART OF THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR DRAFT(S) DRAWN ON (CORRESPONDENT BANK), AT THE OFFICE SPECIFIED IN PARAGRAPH ONE, ON OR BEFORE THE CLOSE OF BUSINESS ON THE EXPIRATION DATE HEREOF OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE. OTHER THAN YOUR SIGHT DRAFT, NO OTHER DOCUMENT NEED BE PRESENTED.  EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF BUTTERFIELD BANK (CAYMAN) LIMITED UNDER THIS LETTER OF CREDIT SHALL BE THE INDIVIDUAL OBLIGATION OF BUTTERFIELD BANK (CAYMAN) LIMITED AND IS NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU THROUGH (CORRESPONDENT BANK), BY OVERNIGHT COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

IF THIS LETTER OF CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 36 OF SAID PUBLICATION NO. 600, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST, IN COMPLIANCE HEREWITH, WITHIN 30 DAYS AFTER THE RESUMPTION OF BUSINESS.

REGARDS,
BUTTERFIELD BANK (CAYMAN) LIMITED